UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934

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Invesco QQQ TrustSM, Series 1

(Name of Registrant as Specified In Its Charter)

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Hello, I’m Brian Hartigan, Global Head of ETFs and Index Investments at Invesco.

If you’re an Invesco QQQ investor, you may be aware that Invesco is seeking shareholder approval to make important changes and enhancements to the Invesco QQQ ETF. As part of this process, you and your clients might be receiving calls or emails to seek votes and discuss the ways in which the proposals will modernize Invesco QQQ, while lowering its expense ratio.

These communications are on behalf of Invesco QQQ, and they’re designed to help you participate in the upcoming proxy vote.

What does this mean for shareholders?

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One, lower expense ratio: The QQQ expense ratio will decrease from twenty basis points to eighteen basis points, which is a 10% reduction. We estimate this will result in annual shareholder savings of seventy million dollars annually at current asset levels, as of July 1, 2025.

•	Second, enhanced reporting and oversight: You’ll have greater transparency with semi-annual reports, Board oversight, and summary prospectuses.

•	Third, no tax impact: The reclassification will not result in any tax consequences for shareholders.

What’s not changing?

•	The investment objective: QQQ will continue to track the Nasdaq-100® Index.

•	The management team: The same managers and operational team will remain in place.

The voting period is open now, so please respond as soon as possible to ensure your voice is heard.

If you receive a call or email, please take a moment to review the information and cast your vote. Thank you for your continued trust in Invesco QQQ.

Disclosures:

Invesco Distributors, Inc., ETF distributor, and Invesco Capital Management LLC, ETF sponsor, do not provide financial advisory services or tax advice. Investors should consult a financial professional before making any investment decisions. Investors should also consult their own tax professionals for information regarding their own tax situations. This content is for informational purposes only and should not be construed as legal, tax, investment, financial, or other advice; nor should it be construed as a solicitation, recommendation, endorsement, or offer for any investment strategy or product for a particular investor.

Not a Deposit | Not FDIC Insured | Not Guaranteed by the Bank | May Lose Value | Not Insured by any Federal Government Agency

The Nasdaq-100® Index comprises the 100 largest non-financial companies traded on the Nasdaq. An investor cannot invest directly in an index.

Shares are not individually redeemable and owners of the Shares may acquire those Shares from the Funds and tender those shares for redemption to the Funds in Creation Unit aggregations only, typically consisting of 50,000 Shares.

NASDAQ, Nasdaq-100 Index, Nasdaq-100 Index Tracking Stock and QQQ are trade/service marks of The Nasdaq Stock Market, Inc. and have been licensed for use by Invesco, QQQ’s sponsor. NASDAQ makes no representation regarding the advisability of investing in QQQ and makes no warranty and bears no liability with respect to QQQ, the Nasdaq-100 Index, its use or any data included therein.

An investor should consider investment objectives, risks, charges and expenses carefully before investing. To obtain a prospectus, which contains this and other information about the Invesco QQQ, a unit investment trust, please visit invesco.com/fundprospectus. Please read the prospectus carefully before investing.

©2025 Invesco Ltd. All rights reserved

Don’t Miss Out! Join Your Fellow Shareholders and Vote QQQ!

A Special Meeting of Shareholders of the Invesco QQQ TrustSM Series 1 (“QQQ”) is scheduled to be held on October 24, 2025. As a shareholder of record on August 15, 2025, you are entitled to vote your shares. By voting For the proposals, you will get the same QQQ you know, but with lower fees, stronger protections, and a fund structure built for today’s markets.

What does this mean for YOU as a QQQ shareholder?

Lower fees – down 10%	No Change to Share Value

Not a Taxable Event	No Investment Changes

What are the proposals?

As a shareholder of record, you are being asked to elect 9 Trustees to serve on a newly established Board of Trustees of the Trust and to approve an investment advisory agreement between the Trust and Invesco Capital Management LLC (“Invesco”).

In addition, and most importantly, all shareholders are being asked to approve amendments to the Trust that will change QQQ to an open-end fund.

The Sponsor of the Trust recommends you vote “FOR” all the proposals.

How can I vote my shares?

1)  Vote by Mail – sign, date and mail your card in the enclosed prepaid return envelope.

2)  Vote by Internet or Touch Tone Phone – follow the voting instructions listed on your proxy card.

3)  If you have any questions or need assistance in voting, please contact Invesco’s proxy solicitor, Sodali & Co. Fund Solutions, toll-free at 1-800-886-4839.

Hours of Operation:

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Monday – Friday: 10:00 am to 11:00 pm ET

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Saturday: 12:00 pm to 5:00 pm ET

VOTE NOW

Calls and mailings will STOP once you vote!

To receive a free copy of the Proxy Statement, please call the Trust’s solicitor toll free at 1-800-886-4839 or go to https://proxyvotinginfo.com/p/qqq

QQQ R3 S19597

INVESCO QQQ SCRIPT

May I please speak with (SHAREHOLDER’S FULL NAME)? (Repeat greeting if necessary)

I am calling on a recorded line regarding your investment in the Invesco QQQ Trust, or “QQQ.” Materials were sent for the Special Meeting of Shareholders on October 24, 2025. We have not yet received your vote.

Invesco Capital Management, the sponsor of QQQ, is recommending a vote IN FAVOR of the proposals. Supporting these proposals provides several key benefits for shareholders including:

•	10% Reduction in fees

•	No change to your share value

•	No changes to your underlying investment strategy

•	Not a taxable event

With these benefits in mind, would you like to cast your vote along with Invesco’s recommendation?

(Pause for response)

If YES:

If we identify additional accounts before the meeting, would you like them voted the same way?

(Proceed to confirming the vote)

If NO or shareholder hasn’t received materials:

Invesco recommends voting in favor because converting QQQ from a Unit Investment Trust to an Open-End Fund will:

•	Modernize the fund’s structure and operations

•	Provide greater flexibility, including securities lending and dividend reinvestment

•	Reduce the expense ratio from 0.20% to 0.18%, saving shareholders an estimated $70M annually

Invesco believes these changes are in shareholders’ best interests. Would you like to vote with their recommendation?

(Pause for response and address questions)

If still declines:

I understand. Thank you and have a good day.

If unavailable:

We can be reached toll-free at 800-886-4839, Monday to Friday, 10 AM–11 PM Eastern. Thank you and have a good day.

INVESCO QQQ SCRIPT

Confirming the vote:

I am recording your vote (recap voting instructions). For confirmation, please state your full name. (Pause)

According to our records, you reside in (city, state, zip). (Pause)

To confirm your address for the letter, please state your street address. (Pause)

Thank you. You will receive written confirmation in 3–5 business days. Please review and retain it. If you have questions, call the toll-free number in the letter. Your vote is important and appreciated. Have a good (morning/afternoon/evening).